Exhibit 5.1

1460 EL CAMINO REAL | MENLO PARK | CA | 94025-4110

WWW.SHEARMAN.COM | T +1.650.838.3600 | F +1.650.838.3699

September 4, 2015

The Board of Directors

ContraFect Corporation

28 Wells Avenue, Third Floor

Yonkers, New York 10701

ContraFect Corporation

Ladies and Gentlemen:

We have acted as counsel to ContraFect Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on September 4, 2015, and each amendment thereto, including the documents incorporated by reference therein (the “Registration Statement”), relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of up to $100,000,000 in aggregate purchase price of the following securities (collectively, the “Securities”): (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”); (iii) debt securities of the Company, in one or more series, that may be convertible into or exchangeable for shares of Common Stock or Preferred Stock (including any guarantees thereon, the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (v) rights to purchase Common Stock, Preferred Stock, Debt Securities or Warrants (the “Rights”); (vi) units composed of any combination of, or rights to purchase any combination of, Common Stock, Preferred Stock, Debt Securities or Warrants (the “Units”); and (vii) such indeterminate amount of shares of Common Stock and Preferred Stock and such indeterminate principal amount of Debt Securities as may be issued upon conversion, exchange or exercise of the Securities registered pursuant to the Registration Statement, in each case, as described in the

ABU DHABI  |  BEIJING  |  BRUSSELS  |  FRANKFURT  |  HONG KONG   |  LONDON  |  MENLO PARK  |  MILAN  |  NEW YORK

PARIS  |  ROME  |  SAN FRANCISCO  |  SÃO PAULO  |  SHANGHAI   |  SINGAPORE  |  TOKYO  |  TORONTO  |  WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus and as shall be designated by the Company at the time of the applicable offering.

The Debt Securities will be issued in one or more series pursuant to an indenture (including any officer’s certificate or supplemental indenture used to issue the Debt Securities, the “Indenture”) to be entered into between the Company and a bank or trust company to be named in the Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as trustee (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement. The Warrants will be issued pursuant to a warrant agreement (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent (each, a “Warrant Agent”). Each Warrant Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference. The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). Each Certificate of Designation will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference.

In connection with the foregoing, we have reviewed originals or copies of the following documents:

(a)	The Registration Statement, including the Prospectus.

(b)	The sixth amended and restated certificate of incorporation (the “Certificate of Incorporation”) and the second amended and restated by-laws of the Company, each effective as of the date hereof.

(c)	The Indenture.

(d)	Such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review and otherwise for the purpose of this opinion letter, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

(e)	That the Indenture will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms, and will be duly qualified under the Trust Indenture Act, and that the applicable Trustee will be duly eligible to serve as trustee.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. The Indenture has been duly authorized by the Company, and a form of the Indenture will be duly executed and delivered by the Company to the Trustee. The Indenture will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. When (i) the terms of the Debt Securities have been duly established and authorized by the Company, (ii) the Indenture has been duly executed and delivered by the Company, (iii) the issuance and sale of the Debt Securities has been duly authorized by all necessary action (corporate or otherwise) and (iv) the Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When (i) the terms of the Common Stock have been duly authorized by the Company in conformity with the Certificate of Incorporation and (ii) the shares of the Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly authorized by the Company (which shall not be less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

4. When (i) the terms of the Preferred Stock have been duly established and authorized by the Company in conformity with the Certificate of Incorporation, (ii) all corporate action necessary for the issuance and sale of the shares of Preferred Stock has been taken, including the adoption and filing of the Certificate of Designation relating thereto, and (iii) the shares of the Preferred Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly authorized by the Company (which shall not be less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

5. When (i) the terms of the Warrants have been duly established and authorized by the Company, (ii) all corporate action necessary for the issuance and sale of the Warrants has been taken, (iii) the Warrants or certificates representing the Warrants have been duly executed by the Company, and such certificates have been countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and (iv) the Warrants or certificates representing the Warrants are issued and delivered to the purchasers thereof against payment of the consideration thereof duly authorized by the Company, the Warrants will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the applicable Warrant Agreement.

6. When (i) the terms of the Rights have been duly established and authorized by the Company, (ii) all corporate action necessary for the issuance and sale of the Rights has been taken, (iii) any certificates representing the Rights have been duly executed by the Company, and such certificates have been countersigned by any applicable rights agent or holder(s) of the Rights, as applicable, in accordance with any applicable Rights agreement and (iv) any certificates representing the Rights are issued and delivered to the purchasers thereof against payment of the consideration thereof duly authorized by the Company, the Rights will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. When the Common Stock, Preferred Stock or Debt Securities to be offered and issued by the Company upon exercise of the Warrants or Rights or the conversion of convertible Debt Securities have been (i) duly authorized by the Company in conformity with the Certificate of Incorporation, Certificate of Designation or Indenture, as applicable, and (ii) issued by the Company against payment in full of the consideration (which in the case of Common Stock and Preferred Stock, shall not be less than the par value of such Securities, as applicable) and in accordance with the applicable Warrant or Right or the Indenture, as the case may be, such Securities will be duly authorized and, in the case of Common Stock and Preferred Stock, validly issued, fully paid and non-assessable and, in the case of Debt Securities, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. When (i) the terms of the Units have been established and authorized by the Company, (ii) all corporate action necessary for the issuance and sale of the Units has been taken, (iii) any certificates representing the Units have been duly executed by the Company, and such certificates have been countersigned by any applicable Unit agent or holder(s) of the Units, as applicable, in accordance with any applicable Unit agreement and (iv) any certificates representing the Units are issued and delivered to the purchasers thereof against payment of the consideration thereof duly authorized by the Company, the Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following qualifications:

(a)	Our opinions in paragraphs 1, 2, 5, 6, 7 (to the extent relating to Debt Securities only) and 8 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)	Our opinions in paragraphs 1, 2, 5, 6, 7 (to the extent relating to Debt Securities only) and 8 above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)	Our opinions set forth above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is delivered to you in connection with the filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

CMF/JTC/JWC

JDW